Exhibit 4.1

June 29, 2011

Wegener Communications, Inc.
11350 Technology Circle
Johns Creek, Georgia  30097

Re:  Seventeenth Amendment

Gentlemen:

Wegener Communications, Inc., a Georgia corporation (“Borrower”), and The David E. Chymiak Trust Dated December 15, 1999 (“Trust”), as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting a $4,250,000 Loan and Security Agreement (“Security Agreement”), which Security Agreement has been previously amended sixteen times, wish to further amend the Security Agreement as provided herein (the “Seventeenth Amendment”).

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Trust hereby agree as follows:

Provision A. 7 of the Twelfth Amendment is deleted in its entirety and the following is substituted in its place:

7.           Solvency Representation.  Paragraph 10(p) of the Security Agreement shall be deleted in its entirety.

Except as expressly amended hereby, the Security Agreement, as amended, is ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms thereof.  In the event there is any conflict between the provisions of this Seventeenth Amendment and those in the Security Agreement generally, the provisions of this Seventeenth Amendment shall control in all respects.

[SIGNATURE PAGE FOLLOWS]

THE DAVID E. CHYMIAK TRUST DATED DECEMBER 15, 1999

By:  /s/ David E. Chymiak

Name:  David E. Chymiak
Title: Trustee
Accepted and agreed to this
29th day of June, 2011

WEGENER COMMUNICATIONS, INC.

By:  /s/ C. Troy Woodbury, Jr.

Name:    C. Troy Woodbury, Jr.
Title: President and CEO
Accepted and agreed to this
29th day of June, 2011

By: /s/ James Traicoff

Name:   James Traicoff
Title: Treasurer and CFO
Accepted and agreed to this
29th day of June, 2011

Consented and agreed to by the following
guarantor of the obligations of Wegener Communications, Inc.
to The David E. Chymiak Trust Dated December 15, 1999.

WEGENER CORPORATION

By:  /s/ C. Troy Woodbury, Jr.

Name:   C. Troy Woodbury, Jr.
Title: President and CEO
Date: June 29, 2011